Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13G (including amendments thereto) with respect to Class A ordinary shares, par value US$0.00001 per share of ECMOHO Limited, a Cayman Islands company; and (ii) that this joint filing agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: February 24, 2020

SMC General Partner II Limited

By:	/s/ Nicholas John Powell
Name:	Nicholas John Powell
Title:	Director

SMC Capital China Fund II, L.P.
By: SMC General Partner II Limited
Its General Partner

By:	/s/ Nicholas John Powell
Name:	Nicholas John Powell
Title:	Director

Smart Warrior Limited

By:	/s/ Nicholas John Powell
Name:	Nicholas John Powell
Title:	Director